UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2025

CARTESIAN THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37798	26-1622110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7495 New Horizon Way, Frederick, MD 21703
(Address of principal executive offices)(Zip Code)

(301) 348-8698
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par Value $0.0001)	RNAC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with her recent appointment as Executive Chair of another publicly-traded company and the additional responsibilities and time commitment related thereto, on October 29, 2025, Carrie S. Cox, a member of the Board of Directors (the “Board”) of Cartesian Therapeutics, Inc. (the “Company”), notified the Company of her resignation from the Board, effective immediately. Prior to her resignation, Ms. Cox served as Chairman of the Board, as Chairman of the Board’s Compensation Committee and as a member of the Board’s Audit Committee. In connection with her resignation from the Board, Ms. Cox will cease service as Chairman of the Board and on such committees. Ms. Cox’s resignation was not the result of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Ms. Cox has served as Chairman of the Board since 2019, providing exemplary service and many important contributions during her tenure. The Company thanks Ms. Cox for her advice and leadership as Chairman of the Board and wishes Ms. Cox well as she focuses on her other commitments.

In connection with Ms. Cox’s resignation from the Board, on October 29, 2025, the Board appointed Carsten Brunn, Ph.D., as Chairman of the Board, appointed Patrick Zenner, M.B.A., as Lead Independent Director of the Board, and appointed Kemal Malik, M.B.B.S., as Chairman of the Board’s Compensation Committee. Dr. Brunn will not receive any additional compensation for service in his role as Chairman of the Board. Mr. Zenner will be provided compensation for his service as Lead Independent Director of the Board and Dr. Malik will be provided compensation for his service as Chairman of the Board’s Compensation Committee in accordance with the Company’s Non-Employee Director Compensation Program.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 29, 2025, the Board approved an amendment and restatement of the Company’s Amended and Restated Bylaws, which became effective the same day. The Amended and Restated Bylaws now include appropriate references to the position of Lead Independent Director of the Board.

The preceding summary of the Amended and Restated Bylaws is qualified in its entirety by reference to, and should be read in connection with, the complete copy of the Amended and Restated Bylaws attached to this Current Report on Form 8-K as Exhibit 3.2 and incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

 On October 30, 2025, the Company issued a press release announcing Dr. Brunn’s appointment as Chairman of the Board. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated by reference herein.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

3.2	Amended and Restated Bylaws of Cartesian Therapeutics, Inc.
99.1	Press release of Cartesian Therapeutics, Inc. dated October 30, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARTESIAN THERAPEUTICS, INC.

Date: October 30, 2025	By:	/s/ Carsten Brunn, Ph.D.
Carsten Brunn, Ph.D.
President and Chief Executive Officer